UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Spirit International, Inc.

(Name of registrant as specified in its charter)

Nevada	5182	38-3926700
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2620 Regatta DR. Suite 102

Las Vegas, NV 89128

(702) 359-0881

(Address and telephone number of registrant’s principal executive offices)

William Eilers, Esq.

Eilers Law Group, PA

169 NE 43rd STREET

MIAMI, FL 33137

Office: 786-273-9152

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common Stock, par value $0.0001	4,000,000	$.10	$400,000	$51.52

1	4,000,000 shares are being offered by a direct offering at the price of $.10 per share.
2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

Prospectus

Spirit International, Inc.

4,000,000 Shares of Common Stock

$0.10per share

$400,000 Maximum Offering

Spirit International, Inc. (“Spirit” or the "Company") is offering on a best-efforts basis a minimum of 200,000 and a maximum of 4,000,000 shares of its common stock at a fixed price of $0.10 per share.  The price of $0.10 per share is a fixed for the duration of this offering. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of Zur Dadon, our sole officer and director.  After the effective date of this prospectus, Mr. Dadon intends to advertise through personal contacts, telephone, and hold investment meetings. We will not utilize the Internet or print media to advertise our offering. Mr. Dadon will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Spirit as a possible investment. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of William R. Eilers, Esq., Ltd., Client Trust Account f/b/o Spirit International, Inc. All subscription funds will be held in a Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Spirit until such a time as the minimum proceeds are raised. Any additional proceeds received after the Minimum Offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of William R. Eilers, Esq., Ltd. If the Minimum Offering is not achieved within 180 days of the date of the original effective date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in an account in which the State Bar of Nevada receives all interest) or deduction of fees.  See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) anytime after the minimum offering of 200,000 shares of common stock is achieved, or (iii) 180 days from the initial effective date of this document.

Prior to this offering, there has been no public market for Spirit common stock.  We are a development stage company which currently has limited operations and has only generated minimal revenue. Therefore, any investment involves a high degree of risk.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB).

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 8.

	Number of Shares	Offering Price per Share	Underwriting Discounts & Commissions	Proceeds to the Company

Minimum	200,000	$0.10	$0.00	$20,000
50% of Maximum	2,000,000	$0.10	$0.00	$200,000
Maximum	4,000,000	$0.10	$0.00	$400,000

Expenses related to this offering will be deducted from the Proceeds to the Company.

Expenses related to this offering are:

Legal and Professional Fees	$5,000
Accounting Fees	$3,500
Edgar Fees	$800

Total:	$9,300

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.10 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. SPIRIT INTERNATIONAL, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

Spirit does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2015.

1

2

PART I: INFORMATION REQUIRED IN PROSPECTUS

SPIRIT INTERNATIONAL, INC.

2620 REGATTA DR. SUITE 102

LAS VEGAS, NEVADA 89128

(702) 359-0881

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Spirit International, Inc.”.

General Information about the Company

We are a development stage company formed in the state of Nevada on March 10, 2014. Spirit has signed a License and Distribution Agreement with New World Whisky Distilleries Pty. Ltd. under which Spirit has received the exclusive right for distribution in Europe and the Middle East as more fully described herein.

Spirit is a development stage company that has not commenced its planned principal operations to date. Spirit plans to initiate marketing and begin distribution approximately nine months following the closing of the offering. Operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Framework for the business;

2.	Evaluate areas as initial markets;

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement. Operation means we will be able to maintain our day to day operations as we implement our business strategy. We will be directing our efforts to start distribution to catering companies and wholesalers as our first step. Our second step will be to go after selling to the Duty free shops in the Middle East and then Europe.

Our revenues to date are minimal based on the company working with sales people in individual countries to test distribution with catering companies and whole sellers. We have sent test samples to our sales people to assist them in selling the product we distribute, which will help them with distribution to their whole seller and caterers for quality approval. At the moment the responses have been very positive. As our salesman start to bring in customers over the next few months we believe there should be a substantial ramp up of sales.

Spirit currently has one officer and director. This individual allocates time and personal resources to Spirit on a part-time basis and devotes approximately 15 hours a week to the Company. Once the public offering is closed, Mr. Dadon plans to spend the time necessary to oversee the overall development of the business, organize the marketing campaign and direct the primary operations of the business.

As of the date of this prospectus, Spirit has 5,000,000 shares of $0.0001 par value common stock issued and outstanding.

Spirit has administrative offices located at 2620 Regata Dr. Ste 102, Las Vegas, NV 89128. Mr. Dadon, our sole office and director, provides the office on a rent free basis.

Spirit International, Inc’s fiscal year end is December 31.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

3

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	Spirit is offering, on a best-efforts, self-underwritten basis, a minimum of 200,000 and a maximum of 4,000,000 shares of its common stock.

Offering Price per Share:	$0.10

Offering Period:	The shares are being offered for a period not to exceed 180 days from the initial effective date of this prospectus. There is no minimum investment required to be purchased from any individual investor. If the Minimum Offering is not achieved within 180 days of the date of the initial effectiveness of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) anytime after the minimum offering of 200,000 shares of common stock is achieved, or (iii) 180 days from the initial effective date of this document.

4

Escrow Account:	The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of William R. Eilers, Esq., Ltd., Client Trust Account f/b/o Spirit International, Inc.” and will be deposited in a separate (limited to funds received on behalf of Spirit) non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised. No interest will be available for payment to either to the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Spirit until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of William R. Eilers, Esq., Ltd. Release of the funds to the Company is based upon our escrow agent, Law Offices of William R. Eilers, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to Law Offices of William R. Eilers, Esq., Ltd. Failure to do so will result in checks being returned to the investor who submitted the check. Spirit escrow agent, Law Offices of William R. Eilers, Esq., Ltd., acts as legal counsel for Spirit and is therefore not an independent third party.

Gross Proceed to Company:	Minimum Amount: $20,000
50% of Maximum Amount: $200,000
Maximum Amount: $400,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	5,000,000 common shares

Number of Shares Outstanding After the Offering:	9,000,000 common shares— this assumes the maximum number of shares are sold in the offering and there is no guarantee any shares will be sold.

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Spirit assets, book value, historical earnings, or net worth.

Spirit will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, office supplies, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. Spirit has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Spirit common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

As of December 31, the Company had payment obligations to a related party amounting to $7,413 and a payable of $75,000 for the purchase of whiskey license and distribution rights and accounts payable and accrued liabilities of $2,407. The related party loan arose from advances made by the director and stockholder for initial working capital purposes, which is repayable on demand. Our other payable amounting to $75,000 arose from the purchase of license and distributions rights, for the sale of an Australian Blue Harbour Whiskey Brand. This other payable is unsecured, bears no interest and is repayable on or before July 1 st , 2015. We are also required to pay a 2% royalty on gross profits earned under this license and distribution agreement. Accounts payable and accrued liabilities consisted of fees owing to our auditors fees and our filing agent.

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this prospectus. We derived the summary financial information for the period ended December 31, 2014 from our audited financial statements and related notes appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results we expect in the future.

As shown in the financial statements accompanying this prospectus, Spirit has had minimal revenues to date and has incurred only losses since its inception. The Company has earned minimal revenues from operations and has been issued a “going concern” opinion from our auditors, based upon the Company’s reliance upon the sale of our common stock and loans from our director and stockholder as the sole source of funds for our future operations.

5

SPIRIT INTERNATIONAL, INC

BALANCE SHEET

December 31, 2014
$
ASSETS
Current Assets:
Cash and cash equivalents	2,410
Accounts receivable	500
Total current assets	2,910

Purchased Intangible assets, net	-

TOTAL ASSETS	2,910

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	2,407
Loan from related party	7,413
Other payables	75,000
Total liabilities	84,820

Stockholder's Deficit
Common stock, $0.0001 par value, 75,000,000 shares authorized; 5,000,000 shares issued and outstanding as of December 31, 2014	500
Accumulated deficit	(82,410)

Total Stockholder's Deficit	(81,910)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	2,910

SPIRIT INTERNATIONAL, INC

STATEMENT OF OPERATIONS

Period from March 10, 2014 (Inception) to December 31, 2014
$
Revenue	3,000
Marketing	2,500
Sales	500
Operating expenses:
General and administrative expenses :	(10,410)
- Filing fees	1,661
- Other costs	150
- Professional fees:-
Auditor’s fees	6,000
Legal fees	2,000
Setup costs	599
Impairment of intangible assets	(75,000)

Total operating expenses	(85,410)

Net loss	(82,410)

Loss per share - basic and diluted:

Net loss per common share	(0.02)

Weighted average number of common shares outstanding	5,000,000

SPIRIT INTERNATIONAL, INC

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of MARCH 10, 2014 (INCEPTION) to DECEMBER 31, 2014

	Common Stock			Total Stockholder’s
	Shares	Amount	Accumulated Deficit	Deficit
		$	$	$

Inception (March 10, 2014)	-	-	-	-

Common stock issued for cash at $0.0001 per share	5,000,000	500	-	500

Loss for the period	-	-	(82,410)	(82,410)

Balance at December 31, 2014	5,000,000	500	(82,410)	(81,910)

The accompanying notes are an integral part of these financial statements.

As indicated in the financial statements accompanying this prospectus, we have had minimal revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

6

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

ZUR DADON, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS. ONCE THE PUBLIC OFFERING IS CLOSED, MR. DADON PLANS TO SPEND THE TIME NECESSARY FOR THE DEVELOPMENT OF THE MARKETING CAMPAIGN, AND DIRECT THE PRIMARY OPERATIONS OF THE BUSINESS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense. Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Zur Dadon. While Mr. Dadon has business experience including management, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

ZUR DADON’S LACK OF EXPERIENCE IN MANAGEMENT OF REPORTING COMPANIES

Mr. Dadon does not have experience in running a public company that is a reporting company with the Securities and Exchange Commission. This lack of experience may cause delayed filings; this increases the risk of being delisted by FINRA because of late filings, and this may result in being subjected to civil penalties and having the market price of the Company’s common stock decrease in value due to these and other factors related to lack of experience with reporting companies.

THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS ONLY A NON BINDING ORAL AGREEMENT TO FUND THE COMPANY MAY RESULT IN THE FAILURE OF THE COMPANY.

Zur Dadon has verbally agreed to provide all finding required by the Company to complete this offering. However such agreement is only oral and not binding and therefore the Company may fail due to a lack of funds necessary to complete this offering.

IN THE FUTURE OUR COMPANY WILL BE REQUIRED TO PROVIDE MANAGEMENT’S REPORT ON THE EFFECTIVENESS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AND WE WILL BE SUBJECT TO AUDITOR ATTESTATION REQUIREMENTS.

The Company will not be required to provide management’s report on the effectiveness of our internal controls over financial reporting until our second annual report. In addition, the Company will be exempt from the auditor attestation requirements concerning any such report so long as we are a smaller reporting company. This may cause the Company to incur additional costs related to auditing and also the examination, investigation and report on internal controls.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Dadon, our sole officer and director, has other business interests and currently devotes approximately 15 hours per week to our operations. If Mr. Dadon is not able to devote sufficient time to run the Company, it may result in periodic interruptions in developing and furthering our business. At the present we have not formulated a plan to resolve any possible conflicts of interest or if he is unable to fulfill any aspects of his duties to the Company which could have a significant negative effect on the success. The Company does have an Internal Control Manual and Mr. Dadon has signed a Code of Conduct which details fiduciary responsibility and professional conduct. Upon initiating our funding efforts, we plan to add additional board members whose responsibilities will include the formation of an independent board for providing oversight into transactions and business of the Company.

7

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future revenues, our ability to hire key personnel, level of acceptance of the products we distribute in the marketplace, general economic conditions, and Mr. Dadon’s time allocation to further the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on March 10, 2014; we have not yet commenced our full scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, Spirit has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

OUR STOCK MAY BE CONSIDERED A “PENNY STOCK” AND THEREFORE WOULD BE SUBJECT TO SEC RULES GOVERNING LIMITS RELATING TO LIQUIDITY WHICH MAY AFFECT THE TRADING PRICE.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which: a) contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading; b) contains a description of the broker’s or dealer’s duties to the customer and of the right; c) and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended; d) contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price; e) contains a toll-free number for inquiries on disciplinary actions; f) defines significant terms in the disclosure document or in the conduct of trading penny stocks; g) and contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

8

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer: a) the bid and offer quotations for the penny stock; b) the compensation of the broker-dealer and its salesperson in the transaction; c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; d) and monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

OUR LEGAL COUNSEL ALSO SERVES AS THE COMPANIES ESCROW AGENT AND THEREFORE IS NOT AN INDEPENDENT THIRD PARTY.

Spirit escrow agent, Eilers Law Group, P.A..,., acts as legal counsel for Spirit and is therefore not an independent third party. If the Minimum Offering is not achieved within 180 days of original effective date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The fact that our attorney is not an independent third party will not have any impact on the Company’s ability to return funds if the minimum is not achieved within 180 days of the original effective date of this prospectus.

THE ESCROW AGENT HERETO IS ALSO LEGAL COUNSEL FOR THE COMPANY RAISING A POTENTIAL CONFLICT OF INTEREST.

Eilers Law Group, PA. is acting as legal counsel for the issuer and is also acting as escrow agent for the offering and therefore is not an independent third party. Therefore there may be increased risk of loss of any funds placed into escrow. In addition, Mr. Eilers’s position as escrow agent and legal counsel to the Issuer may create a conflict as it relates to requests by the Issuer to release funds from escrow and Mr. Eilers’s duties to the investors under the escrow.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Spirit has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless Spirit begins to generate sufficient revenues to finance operations as a going concern, Spirit may experience liquidity and solvency problems. Such liquidity and solvency problems may force Spirit to cease operations if additional financing is not available. No known alternative resources of funds are available to Spirit in the event it does not have adequate proceeds from this offering. However, Spirit believes that the net proceeds of the Offering will be sufficient to satisfy the launch and operating requirements for the next twelve months.

IF WE DEFAULT ON OUR OBLIGATIONS, OUR CREDITORS MAY HAVE A CLAIM AGAINST THE PROCEEDS OF THIS OFFERING.

Spirit has total assets of $2,910 and total liabilities of $84,820. If we default on any of our obligations, our assets will not satisfy the claims of our creditors. Thus, our creditors would have a claim against the proceeds of this Offering if we default on the amount owed and you could lose your entire investment.

9

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have generated only $3,000 in revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF THE PRODUCTS WE DISTRIBUTE. IF THE MARKET DOES NOT FIND THE PRODUCTS WE DISTRIBUTE DESIRABLE AND SUITABLE FOR THEIR USE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer a product that the market accepts and is willing to pay for is critically important to our success. We cannot be certain that the products we offer will be accepted by the market. As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating products in the future.

THE LOSS OF THE SERVICES OF ZUR DADON COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Zur Dadon. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop the products we distribute and market those products. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE SPIRITS INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT MARKET DESIRABLE PRODUCTS THAT THE MARKET AND COMPANIES OR INDUSTRIES ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Spirit has many potential competitors marketing to the spirit industry. We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their products than are available to us.

Some of our competitors in the industry also offer a wider range of products; have greater name recognition and more extensive customer bases than our Company. These competitors may be able to respond more quickly to new or changing opportunities and technology, undertake more extensive marketing activities, and adopt more aggressive pricing policies than our Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility. The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share. Competition existing, and future competitors could result in an inability to secure adequate customers and pay-per-employee numbers sufficient to support Spirit’s endeavors. Spirit cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

10

SPIRIT MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Spirit has limited capital resources. Unless Spirit begins to generate sufficient revenues to finance operations as a going concern, Spirit may experience liquidity and solvency problems. Such liquidity and solvency problems may force Spirit to cease operations if additional financing is not available. No known alternative resources of funds are available to Spirit in the event it does not have adequate proceeds from this offering. However, Spirit believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE MINIMUM SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT. NO PROCEEDS FROM THIS OFFERING ARE REQUIRED TO BE RETURNED IF THE MINIMUM AMOUNT OF SHARES ARE SOLD.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell at least the minimum of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction. If we raise only the minimum offering, the Company will be able to complete its business plan as described (please see section titled “Management’s Discussion and Analysis or Plan of Operation” in this offering for a detailed discussion of the Milestones we plan to complete based on the three levels of offering proceeds we may receive from this offering). Any raise above the minimum (up to the maximum offering) will allow the more rapid expansion and completion of the business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Spirit or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

11

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Spirit is Zur Dadon who also serves as its Director, President, Secretary, and Treasurer. Mr. Dadon holds 5,000,000 restricted shares of Spirit common stock. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Spirit common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE ZUR DADON, SPIRIT’ OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF SPIRIT ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Zur Dadon, Spirit’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Spirit security holders, including the election of directors. Mr. Dadon would retain 55.55% ownership in Spirit common stock assuming the maximum offering is attained. Such concentrated control may also make it difficult for Spirit stockholders to receive a premium for their shares of Spirit common stock in the event Spirit enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Spirit. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $9,300 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Spirit business, financial condition, and prospects that reflect Spirit management’s assumptions and beliefs based on information currently available. Spirit can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Spirit assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Spirit control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the product we distribute, sufficient user numbers, , management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Spirit functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

12

USE OF PROCEEDS

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $9,300. Management prepared the milestones based on three levels of offering raise success: Minimum Offering proceeds raised of $20,000, 50% of the Maximum Offering proceeds raised ($200,000), and the Maximum Offering proceeds raised of $400,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Minimum Offering proceeds raised of $20,000 is budgeted to sustain operations for a twelve-month period. The minimum amount is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering which is $200,000 then we would be able to expand our marketing and sales package. Raising the Maximum Offering of $400,000 will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

Spirit intends to use the proceeds from this offering as follows:

Application of	Minimum		25% of Proceeds		50% of Maximum		75% of Maximum		Maximum
Proceeds	$	% of total	$	% of Total	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	100,000	100.00	200,000	100.00	300,000	100.00	400,000	100.00

Offering Expenses
Legal & Professional Fees	5,000	25.00	5,000	5.00%	5,000	2.50	5,000	1.66%	5,000	1.25
Accounting Fees	3,500	17.50	3,500	3.5%	3,500	1.75	3,500	1.5%	3,500	0.87
Edgar Fees	800	4.00	800	.8%	800	0.40	800	.26%	800	0.20
Total Offering Expenses	9,300	46.50	9,300	9.3%	9,300	4.65	9,300	3.1%	9,300	2.33

Net Proceeds from Offering	10,700	53.50	90,700	90.7%	190,700	95.35	290,700	96.9%	390,700	97.67

Use of Net Proceeds
Accounting Fees	4,000	20.00	8,300	8.3%	8,300	4.15	8,300	2.7%	8,300	2.08
Legal and Professional Fees	2,500	12.5	8,900	8.9%	8,900	4.55	8,900	2.9%	8,900	2.225
Repayment of New World Debt	0	0	25,000	25%	50,000	25	75,000	25%	75,000	18.8
Marketing and Sales	4,200	21.0	20,500	20.5%	95,500	47.8	170,500	56.8%	242,500	60.64
Office Supplies	0	0.00	3,000	3.00%	3,000	1.50	6,000	2.0%	6,000	0.75
Working Capital	0	0	25,000	25.00%	25,000	12.50	22,000	7.33%	50,000	6.25
Total Use of Net Proceeds	10,700	53.50	90,700	90.7%	190,700	95.35	290,700	96.9%	390,700	97.67

Notes:

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

Under Net Proceeds, Legal and accounting are Legal and auditor/accounting fees not related to this offering.

Under Net Proceeds, Marketing and Sales will largely be related to the hiring and payment of a human sales force.

Under Repayment of New World Debt, this is the amount to be paid on July 1, 2015 in the event that we generate no revenues and are unable to make the payments as required under our agreement with New World Distillery.  The Company may change how it allocates its proceeds in order to repay this debt in the case that the full amount of the offering is not raised.

The offering proceeds will not be utilized to repay any existing indebtedness including that owed to Mr. Dadon.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

Clarified as to term use and disclosure added that fees increase with the offering size as it is anticipated that a greater size of raise will increase the corporations activities which will result in a greater number of transactions thus resulting in the need for additional disclosure and accounting.

13

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Spirit assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated December 31, 2014.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Spirit issued and outstanding stock. This is due in part because of the common stock issued to the Spirit officer, director, and employee totaling 5,000,000 shares at par value $0.0001 per share versus the current offering price of $0.10 per share. Spirit net book value on December 31, 2014 was ($91,210) and a book value per share of $(0.018).

If the Minimum Offering is sold, there will be 5,200,000 Shares of Common Stock outstanding. Spirit net book value will be approximately ($0.014) per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.114 per share while the Spirit present stockholder will receive an increase of $0.005 per share in the net tangible book value of the shares that he holds. This will result in a 114% dilution for purchasers of stock in this offering.

If the 50% of the Maximum Offering is sold, there will be 7,000,000 Shares of Common Stock outstanding. Spirit net book value will be approximately $0.0.016 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0.084 per share while the Spirit present stockholder will receive an increase of $0.034 per share in the net tangible book value of the shares that he holds. This will result in an 84% dilution for purchasers of stock in this offering.

If the Maximum Offering is sold, there will be 9,000,000 Shares of Common Stock outstanding. Spirit net book value will be approximately $0.034 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.066 per share while the Spirit present stockholder will receive an increase of $0.053 per share in the net tangible book value of the shares that he holds. This will result in a 66% dilution for purchasers of stock in this offering.

This table represents a comparison of the price paid by purchasers of the common stock in this offering and the individual who purchased shares in Spirit previously:

		Maximum	Maximum
	Minimum	Offering	Offering
	Offering	50%	100%

Book Value Per Share Before the Offering	$(0.018)	(0.018)	(0.018)

Book Value Per Share After the Offering (1)	$(0.014)	0.016	0.034

Net Increase to Original Shareholders	$0.005	0.034	0.053

Decrease in Investment to New Shareholders	$0.114	0.084	0.066

Dilution to New Shareholders (%)	114%	84%	66%

Note:

(1)	Calculations based on after deducting Offering Expenses estimated in aggregate, at $9,300.

14

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to his for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, Mr. Dadon, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Dadon will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Spirit as a possible investment. In offering the securities on our behalf, Mr. Dadon will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Dadon will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Dadon is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.	Mr. Dadon is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Dadon is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Mr. Dadon is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

15

Terms of the Offering

Spirit is offering on a best efforts, self-underwritten basis a minimum of 200,000 and a maximum of 4,000,000 shares of its common stock.

Spirit is offering, on a best efforts, self-underwritten basis, a minimum of 200,000 and a maximum of 4,000,000 shares of its common stock at a fixed price of $0.10 per share. The price of $0.10 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor. This is the initial offering of Common Stock of Spirit and no public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of Zur Dadon, our sole officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director. Mr. Dadon, intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Dadon will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Spirit as a possible investment. The shares are being offered for a period not to exceed 180 days for the original effective date of this prospectus. If the Minimum Offering is not achieved within 180 days of the original effective date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly within 2 days without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) anytime after the minimum offering of 200,000 shares of common stock is achieved, or (iii) 180 days from the original effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of William R. Eilers, Esq., Client Trust Account f/b/o Spirit International, Inc.” and will be deposited in a separate (limited to funds received on behalf of Spirit) non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Spirit until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of William R. Eilers, Esq., Ltd. Release of the funds to the Company is based upon our escrow agent, Law Offices of William R. Eilers, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to Law Offices of William R. Eilers, Esq., Ltd. Failure to do so will result in checks being returned to the investor who submitted the check. Spirit escrow agent, Law Offices of William R. Eilers, Esq., Ltd., acts as legal counsel for Spirit and is therefore not an independent third party. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. The funds are held for the benefit of the investors until the minimum is reached. Prior to reaching the minimum claims may not be reached by creditors of the Company. In the event the minimum is not reached upon termination of the offering, William R. Eilers, Esq. will mail the funds back to investors within 2 business days of such termination. Counsel will review the terms of the offering as laid out in this prospectus prior to the release of any funds from escrow and ensure compliance therewith.

The officer and director of the issuer and any affiliated parties thereof will not purchase any shares in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Spirit has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Spirit were to enter into such arrangements, Spirit will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Spirit has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Spirit has identified Nevada and California as the states where the offering will be sold.

16

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of William R. Eilers, Esq., Client Trust Account f/b/o Spirit International, Inc.” (“Trust Account”) and will be deposited in a separate (limited to funds received on behalf of Spirit) non-interest bearing law firm trust bank account. The Escrow Agent shall cause Wells Fargo Bank to process all Escrow Amounts for collection through the banking system. All subscription agreements and checks should be delivered to Law Offices of William R. Eilers, Esq., 169 NE 43rd Street, Miami, FL 33137. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Spirit until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of William R. Eilers, Esq.. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. All subscription agreements and checks should be delivered to Law Offices of William R. Eilers, Esq.. Failure to do so will result in checks being returned to the investor who submitted the check. Spirit escrow agent, Law Offices of William R. Eilers, Esq., acts as legal counsel for Spirit and is therefore not an independent third party. The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) anytime after the minimum offering of 200,000 shares of common stock is achieved, or (iii) 180 days from the original effective date of this document. The fee of the Escrow Agent is $750. (See Exhibit 99.2).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing an Escrow Stock Agreement (attached hereto as Exhibit 99.2) and sending it together with payment in full to “Law Offices of William R. Eilers, Esq., Client Trust Account f/b/o Spirit International, Inc.” 169 NE 43rd Street, Miami, FL 33137. All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum investment by any individual investor of shares required to be purchased. Spirit reserves the right to either accept or reject any subscription. Conditions for the acceptance of a subscription agreement include an acceptable method of payment, completion of a subscription agreement, and funds must come through the efforts of our President Zur Dadon as acceptance of funds in any other event would fall outside the procedures set forth in this registration. Any subscription rejected within this 30-day period will be returned to the subscriber within three business days of the rejection date. The Company reserves the right to reject any subscription for any reason for a period of 30 days from the receipt of such subscription for reasons such as the investor falling within the SEC’s bad actor definition. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Spirit accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Spirit authorized capital stock consists of 75,000,000 shares of common stock with a par value $.0001 per share.

17

COMMON STOCK

Spirit authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.0001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Spirit common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Spirit directors.

PREEMPTIVE RIGHTS

No holder of any shares of Spirit stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Spirit has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Spirit does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Spirit will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

18

Our audited financial statements for the period from inception (March 10, 2014) to December 31, 2014 are included in this prospectus. They were audited by Dov Weinstein & Co. C.P.A. (Isr). We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Office of William R. Eilers Esq., P.A. 169 NE 43rd Street, Miami, FL 33137, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. The Law Office of William R. Eilers, Esq. P.A.. is the named escrow agent for establishing a non-interest bearing bank account at the branch of Bank of the West and bearing the title set forth on the Information. The Escrow Agent fee is $750 and is payable upon establishing the escrow account.

19

DESCRIPTION OF OUR BUSINESS

General Information

Spirit International, Inc. was incorporated in the State of Nevada on March 10, 2014 under the same name. Since inception, Spirit has generated only $3,000 in revenues, and has accumulated losses in the amount of $82,410 as of audit date December 31, 2014. Spirit has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business. Spirit has signed a License and Distribution Agreement with New World Whisky Distilleries Pty. Ltd. under which Spirit has received the exclusive right for distribution in Europe and the Middle East as more fully described herein.

The terms of our agreement are that we have to pay $75,000 by or on July 1st, 2015. Royalties are calculated at 2% of gross profits earned from all sales under this agreement. Royalties will be paid to New World and then deducted from the $75,000 owed to the licensor. On July 1st, 2015, any balance still open will be paid in full at that time.

The term of this agreement will be perpetuity from the effective date, unless terminated earlier pursuant to the terms of the agreement for cause of early termination as stated in #8 of the agreement.

Mr. Dadon heard about the product from a friend that lives in Australia, the product is being sold in Australia. Mr Dadon has started working already compiling list of wholesalers and Distributors that he is cold calling to introduce the product to. The plan at this time is that he is also interviewing sales people that he can hire on a commission bases so that he does not need to spend any additional funds at this time.

Our agreement with New World is that they are going to be drop shipping to our clients. They would be responsible to deal with all government and industry regulations as well as any import licenses and dealing with government tariffs laws and taxes, duties to be paid.

Spirit has yet to commence full scale planned operations. As of the date of this Registration Statement, Spirit has commenced only minimal operations and has generated only minimal revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from services. Spirit believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

Spirit has signed a License and Distribution Agreement with New World Whisky Distilleries Pty. Ltd. under which Spirit has received the exclusive right for distribution in Europe and the Middle East.

New World Whisky Distilleries Pty. Ltd. has an ambition to be the leading Australian premium whisky company, building a consumer brand amongst spirit drinkers.

The global financial crisis has shifted wealth: both with regards to who has it, and how it is being spent. However, premium brands have continued to show strong growth. With 10% growth rate anticipated for this year for a total of $340.6 billion, that increase would mark the third straight year that luxury-goods sales have seen a growth rate of at in excess of 10% (Bain & Co. annual study October 2012). The study also finds a generational shift under way as new and young consumers seek significantly different experiences from luxury consumption.

Driving this growth is the developing middle/upper class in emerging markets like Asia, South America, Eastern Europe and India. And whisky, especially for premium branded whisky, is capitalizing on this shift and the generational opportunity developing markets afford. In the traditional western markets where whisky has been established longer, the aging population and increasing discernment across all whisky segments is creating strong demand for premium whiskies. Even in the traditional wine cultures of southern Europe, younger consumers are being increasingly attracted to whisky as part of their modern whisky repertoire.

20

The new whisky drinker is proving more experimental and there is also a movement away from lighter blended whiskies, evidenced by the recent growth of single malts, premium bourbons and specialists offerings from the new micro whisky distilleries. The growing opportunity in Australia and worldwide for an outstanding malt whisky, at an attractive price, is a fundamental reason why this company was established.

Australian wines are known and loved around the world for their taste, quality, and craftsmanship, and we aim to leverage this reputation in our efforts to build this premium brand.

New World Whisky Distilleries Pty. Ltd.’s whisky is produced in Melbourne, which offers the perfect climate to produce the whisky; the maturation period is shorter than traditional scotch whiskies – reducing inventory holding costs while maintaining its premium quality. This is a significant strategic advantage of our business that we aim to leverage to maximum effect.

The Distillery uses Australian malted barley that is malted to specific requirements, Victorian water, a bespoken hybrid yeast strain and copper pot stills manufactured in Australia. The spirit is matured in re-coopered Australian ex-sherry barrels. The barrels are re-coopered in Australia into small casks (50/100L) to accelerate maturation under highly variable climatic conditions, allowing Victoria Valley Distribution (VVD) to produce a premium whisky within three years (legal requirements 2 years in wood); avoiding slower maturation in larger wooden vessels (e.g. 300-700L) - + 12 years in Scotland.

GLOBAL MARKET

Per our contract our distribution rights are in Europe and the Middle East. The market size of Whiskey imports in 2013 to Europe was 54,761,000 British Pounds and 398,000 British Pounds in the Middle East According to the Australian Broadcasting Corporation "With whiskey becoming the trendiest of drinks, the world is facing a shortage of fine single malts which can take up to 12 years to mature”.. Our focus is to the sophisticated drinker selling a primer Malt Whiskey. The focus of sales is being handled by the CEO, is selling product in Europe and the Middle east. As our company continues to grow our CEO is planning on taking an independent sales rep, that will be handling the European market. Our Prime target is to sell the products we distribute to the volume user, wholesale, distributer and catering companies within our market. This will limit the need in starting to hire a large staff to help in sales of the products we distribute. This will give us an opportunity to build cash reserves which will allow us to bring in additional manpower and independent sales reps.

The global whisky market is currently estimated to be 175 million x 9-litre cases. Scotch dominates with about 58%, followed by North America with 28%; Ireland, Japan and India and a few small producing countries hold the balance. The global recession in 2009 had little effect on total exports. The Scotch whisky association reported in March of this year that exports are at record levels up 23% on 2010 figures. While some Western markets saw a shift from off-premise consumption; it was the emerging markets in Asia (Singapore &Taiwan) and Eastern Europe that continued to fuel the regional growth, especially premium brands.

“Affluent young professionals in fast growing economies are increasingly developing a taste for scotch whisky. This is contributing to growth in countries across Asia and Latin America. Direct exports to Singapore rose by 44% to 155.2m. Brazil was the fastest growing market with exports up 48% to 99.2m” Scotch Whisky Association, March 2012.

The new whisky drinker is proving more experimental and there is also a movement away from lighter blended whiskies, evidenced by the recent growth of single malts, premium bourbons and specialist offerings from the new micro whisky distilleries. The growing opportunity in Australia and worldwide for an outstanding malt whisky, at an attractive price, is a fundamental reason why this company was established.

COMPETITION

The whisky industry has been merging and acquiring distillery assets and trademarked brand names since the beginning of the 20th century, now only a handful of companies dominate whisky production and marketing.

We have many competitors, some of which already are well known household brands such as Jack Daniels, Johnny Walker, Glenfiddich, Macallan and many others. The particular brand of Malt Whiskey that we are selling differs from our competitors because when making this whiskey, it utilizes ex-sherry small barrels for the purpose of aging this whiskey with a unique flavor. The distillery uses Australian malt barley and premium quality production techniques. They use a smaller boutique distillery that has its own unique special recipe, which offers a quality premium taste. Their products world-class malt rich whisky’s is offered in different size bottles that will be appealing to the premium whisky drinker.

Spirit administrative office is located at 2620 Regatta Dr. Ste. 102, Las Vegas, NV 89128.

Spirit International, Inc’s fiscal year end is December 31.

21

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Services

We do not require any government approval for our services.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date. In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Zur Dadon who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business. Once the public offering is closed, Mr. Dadon plans to spend the time necessary for the development of the marketing campaign, and direct the primary operations of the business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

Spirit uses an administrative office located at 2620 Regatta Dr. Ste 102, Las Vegas, NV 89128. The administrative office is located in Nevada but our sole officer and director is located in Israel and that most of the work is done from his home. Mr. Dadon, the sole officer and director of the Company, provides the office space free of charge and no lease exists. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

23

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov .

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent. Spirit has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

24

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data the Company has a negative current ratio and Company has accumulated losses in the amount of $82,410 for the period from Inception (March 10, 2014) to December 31, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of Inception (March 10, 2014) through December 31, 2014. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	December 31, 2014

Cash and cash equivalents	$2,410
Intangible assets	$-
Total assets	$2,910
Total liabilities	$84,820
Stockholder’s deficit
Common stock	$500
Accumulated deficit	$82,410
Total Stockholder’s Deficit	$(81,910)
Total Liabilities and Stockholder’s Deficit	$2,910

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director, has verbally agreed to advance the Company funds to complete the registration costs and other costs that occur until the potentially six months that the offering will continue. The agreement is not binding and within his sole discretion to provide funds.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member. Mr. Dadon, our sole office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit. We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds. While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. Dadon has agreed to provide. Mr. Dadon, because he is the sole office and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, Law Offices of William R. Eilers, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

25

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Plan of Operation

As of December 31, 2014, the Company had $2,410 in cash. The cash will be sufficient for 12 months assuming the minimum is raised.

The Company had revenues of $3,000 for the period from March 10, 2014 (Inception) to December 31, 2014. Operating expenses for the period from March 10, 2014 (Inception) to December 31, 2014 were $85,410.

Our revenues from the Company’s inception (March 10, 2014) to December 31, 2014 are attributable to $500 in sales of whiskey sample products and $2,500 from the marketing of whiskey products.

Regarding the general and administrative expenses totaling $10,410 that we incurred from the Company’s inception (March 10, 2014) to December 31, 2014, (i) $1,661 is attributable to filing fees paid to our filing agent for the preparation and submission of this Form S-1, (ii) $150 is attributable to bank charges and transfer fees, (iii) $6,000 is attributable to payments to our auditors for our 2014 interim audit and two quarterly reviews, (iv) $2,000 is attributable to the payment of our securities attorney for the preparation of this Form S-1, and (v) $599 is attributable to the costs of incorporating the Company.

Management considers the impairment of its intangible assets at least annually. Regarding the basis for management’s decision to fully impair the intangible asset associated with the license and distribution rights with New World, we considered factors such as our historical and current period operating and cash flow losses and our projected sales over the next twelve months as the Company markets the Blue Harbor Brand in Europe and the Middle East. We are still in our development stage and our revenue from the sale of goods only consists or the sale of Blue Harbor sample products to prospective customers. Our success with our Blue Harbor Brand requires us to raise a minimum in this offering and market ourselves successfully. Management has therefore taken a conservative approach in estimating our expected future cash flows attributable to this intangible asset, which, at the date of the balance sheet, was considered less than the carrying amount of the asset and we subsequently recognized an impairment loss for the full value of the intangible asset.

Regarding the repayment of $75,000 to New Work on July 1, 2015 and the impact it may have on our liquidity and capital resources, if we do not raise the full amount under this Offering, we may be unable to repay this amount. In the case that the Company is unsuccessful in raising the minimum amount under this Offering, the Company’s management has informally agreed to finance the Company’s operations.

MARKET ENTRY STRATEGY

“Key GO-to market” Strategies, the company’s market entry strategy is focused on three key areas:

-Leveraging up our barrel funding program;

-Supporting our local distribution partners;

-Targeting key international relationships to build beach-head case sales;

The CEO has started working already compiling list of wholesalers and Distributors that he is cold calling to introduce the product to. The plan at this time is that he is also interviewing sales people that he can hire on a commission bases so that he do's not need to spend any additional funds at this time. The Company will continue to market the product solely through commission-based sales staff.

LEVERAGING BARREL PROGRAM

Our barrel funding program is a key plank in the growth of business and a novel model to build awareness of the whisky with our key market- discerning drinkers who are typically high net worth individuals. The company will also explore institutional funding options along- side the barrel program, but it is the opinion of the board that the distributed approach and target audience of the current barrel program provide us with a grass roots marketing team to assist in building profile of the whisky.

GROWTH STRATEGY

The key growth plan in international markets is developing and increasing appetite for premium whiskies.

As of December 31, 2014, the Company had $2,410 in cash. The cash will be sufficient for 12 months assuming the minimum is raised.

26

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has negative working capital and the Company has accumulated losses in the amount of $82,410 for the period from Inception (March 10, 2014) to December 31, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The pace of the growth of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting. The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected a fiscal year end of December 31.

B.	BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company owned $2,410 in cash as of Decembr 31, 2014.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

27

E.	INCOME TAXES

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the Date of Inception, March 10, 2014, through December 31, 2014 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Director of the corporation is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position

Zur Dadon *	23	March 2014	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, Sole Director

* For period from Inception (March 10, 2014) through current, Mr. Zur Dadon serves as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, and sole Director of the Company.

The term of office of the director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

28

Our Director is entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Our Director may receive compensation for services other than as director. No compensation has been paid to our director for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Zur Dadon – President, Secretary, Treasurer and Director -

March 2009-2012 Elite Paratrooper Unit in the Israel Defense Force.  Was the rank of a Sergeant and commanded over a platoon.

March 2012- to present. Manager at a bar/restaurant called Alma.  He is in charge of overseeing the employee’s, seeing to it that they perform their individually specific tasks.  Zur is also in charge of supplying and maintain the food and alcohol inventory in the restaurant. This requires Zur to interact and organize on a daily basis with varies different suppliers.

As a commander of a platoon in the IDF, Mr Dadon showed the type of leadership skills necessary to qualify him to be in charge of a business. Based on his based 2 years of managerial experience at Alma, Mr. Dadon is very much a people person, therefore he exhibits the skills necessary to operate and market the sales of this company.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are compiled within a timely fashion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (March 10, 2014) through December 31, 2014. The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Zur Dadon President, CEO, CFO , Secretary, Treasurer, Director	2014*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*     For period from Inception (March 10, 2014) through current, Mr. Zur Dadon serves as President, CEO, CFO, Secretary, Treasurer and Director of the Company.

29

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our sole director did not receive any compensation for his services as director from our inception to the date of this Prospectus. We have no formal plan for compensating our director for his services in the future in his capacity as directors; however we will reimburse director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on March 10, 2014, Spirit has not compensated Mr. Dadon, the President, Secretary and Treasurer. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed. Mr. Dadon is currently the only director and may be the only director of the company at the time such action is taken, if true. We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Before Offering (3)	After Offering (4)

Common	Zur Dadon, President, CEO, and Director	5,000,000	100%	55.55%

All Officers and Directors as a Group		5,000,000	100%	55.55%

1. The address of each executive officer and director is c/o Spirit, 2620 Regatta Dr. Ste. 102, Las Vegas, NV 89128.

2. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3. On March 11, 2014, the Company issued 5,000,000 shares of common stock to the director of the Company at a price of $0.0001 per share, for $500 stock subscription receivable. Proceeds from this stock issuance were received on May 13, 2014 in full.

30

4.  Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by Spirit. The aggregate amount of shares to be issued and outstanding after the offering is 9,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. The Company is a shell company as set forth in Rule 405 of Regulation C under the Securities Act of 1933. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Zur Dadon is our sole officer and director. We are currently operating out of the premises of Mr. Dadon and he provides the Company office space on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement. Rent was $0 for all periods presented.

On March 10, 2014 the Company issued 5,000,000 shares of common stock at $0.0001 par value to Zur Dadon, the Company’s founder, for an equity investment received in the amount of $500.

	December 31	March 31
	2014	2014
	US$	US$
The following transactions were carried out with related parties:

Balance sheet:
Short-term borrowings - Director	7,413	599

From time to time, the director and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member. Mr. Dadon, our sole office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit. We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds. While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. Dadon has agreed to provide. Mr. Dadon, because he is the sole office and direct, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds. Mr. Dadon has already provided a short term loan in the amount of $7,413. The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand. Any future loans will have the same terms.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, Law Offices of William R. Eilers, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company does not have an employment contract with its key employee Mr. Zur Dadon who is the President and sole officer of the Company as of March 23, 2014.

31

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www .sec.gov.

32

FINANCIAL STATEMENTS

SPIRIT INTERNATIONAL, INC

FINANCIAL STATEMENTS

For the period ended December 31, 2014

F-1

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Spirit International, Inc

We have audited the accompanying balance sheet of Spirit International, Inc (“the Company”) as of December 31, 2014 and the related statements of operations, changes in stockholder's deficit and cash flows for the period from inception (March 10, 2014) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spirit International, Inc as of December 31, 2014 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established a source of revenue sufficient to cover its operating costs. As of December 31, 2014 the Company has a working capital deficit and does not have the cash resources sufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)

www.wcpa.co.il

Jerusalem, Israel

March 18, 2015

F-2

SPIRIT INTERNATIONAL, INC

BALANCE SHEET

(in U.S. Dollars)
As of

December 31, 2014
$
ASSETS
Current Assets:
Cash and cash equivalents	2,410
Accounts receivable	500
Total current assets	2,910

Purchased Intangible assets, net	-

TOTAL ASSETS	2,910

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	2,407
Loan from related party	7,413
Other payables	75,000
Total liabilities	84,820

Stockholder's Deficit
Common stock, $0.0001 par value, 75,000,000 shares authorized; 5,000,000 shares issued and outstanding as of December 31, 2014	500
Accumulated deficit	(82,410)

Total Stockholder's Deficit	(81,910)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	2,910

The accompanying notes are an integral part of these financial statements.

F-3

SPIRIT INTERNATIONAL, INC

STATEMENT OF OPERATIONS

(in U.S. Dollars)

Period from March 10, 2014 (Inception) to December 31, 2014
$
Revenue	3,000
Marketing	2,500
Sales	500
Operating expenses:
General and administrative expenses :	(10,410)
- Filing fees	1,661
- Other costs	150
- Professional fees:-
Auditor’s fees	6,000
Legal fees	2,000
Setup costs	599
Impairment of intangible assets	(75,000)

Total operating expenses	(85,410)

Net loss	(82,410)

Loss per share - basic and diluted:

Net loss per common share	(0.02)

Weighted average number of common shares outstanding	5,000,000

The accompanying notes are an integral part of these financial statements.

F-4

SPIRIT INTERNATIONAL, INC

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of MARCH 10, 2014 (INCEPTION) to DECEMBER 31, 2014

	Common Stock			Total Stockholder’s
	Shares	Amount	Accumulated Deficit	Deficit
		$	$	$

Inception (March 10, 2014)	-	-	-	-

Common stock issued for cash at $0.0001 per share	5,000,000	500	-	500

Loss for the period	-	-	(82,410)	(82,410)

Balance at December 31, 2014	5,000,000	500	(82,410)	(81,910)

The accompanying notes are an integral part of these financial statements.

F-5

SPIRIT INTERNATIONAL, INC

STATEMENT OF CASH FLOWS

(in U.S. Dollars)

Period from March 10, 2014 (Inception) to December 31, 2014
$
Cash Flows from Operating Activities

Net loss	(82,410)

Reconciliation of net loss to net cash used in operating activities:
Impairment charges	75,000

Changes in operating assets and liabilities:
Accounts receivable	(500)
Accounts payable and accrued liabilities	2,407
Net cash used in operating activities	(5,503)

Cash Flows from Investing Activities	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	500
Proceeds from related party loan	7,413
Net cash provided by financing activities	7,913

Increase in cash and cash equivalents	2,410

Cash and cash equivalents at beginning of the period	-

Cash and cash equivalents at end of the period	2,410

The accompanying notes are an integral part of these financial statements.

F-6

SPIRIT INTERNATIONAL, INC

NOTES TO FINANCIAL STATEMENTS

For the period ended DECEMBER 31, 2014

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Spirit International, Inc. (the “Company”) is a Nevada Corporation incorporated on March 10, 2014. The Company plans to market a unique brand and Australian whiskey for export to Western Europe and the Middle East.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at December 31, 2014 the Company has a deficit from operations of $82,410 and has not earned sufficient revenues to cover operating costs and has a working capital deficit of $81,910. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Intangible Assets

Identifiable intangible assets with indefinite lives are not amortized, but instead are tested for impairment annually, or more frequently if circumstances indicate a possible impairment may exist. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives, generally on a straight-line basis, and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Impairment of Long-Lived Assets

Under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 310, “Accounting for the Impairment or Disposal of Long-lived Assets”, the Company periodically reviews whether changes have occurred that would require revisions to the carrying amounts of its definite lived, long-lived assets. When the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset.

Property, Plant and Equipment

The Company does not own any property, plant and equipment.

Intellectual Properties

The Company has adopted the provisions of ASC 350-50, Website Development Costs. All costs incurred during the planning phase of a website are expensed as research and development.

F-7

Costs incurred in the development stage, including the purchase of a domain name, are capitalized and reviewed annually for impairment.

Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its website as incurred.

Once the website is available for use, the asset will be amortized over its useful life on a straight line basis, estimated to be 3 years, and is tested for impairment annually.

Accounts payable and accrued expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Revenue Recognition

The Company recognizes revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable and collectability of the selling price is reasonably assured.

The Company recognizes revenues when title has passed to the customer, which is generally when products are shipped.

Cost of Sales

Cost of sales consists of the cost of merchandise sold to customers.

Royalty Expense

The Company recognizes royalties expenses according to its license and distribution agreement with New World Distilleries (Pty) Ltd. Royalties are based on 2% of the net profits of any business made throughout Europe and the Middle East on the Blue Harbour Whiskey Brand. Royalties are expensed in the statements of operation in the period that the related revenues are recognized, in cost of goods sold.

Income taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings per share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at December 31, 2014 the Company had no potentially dilutive shares.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10—Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. ASU 2014-10 eliminates several of the reporting requirements for development stage entities, including the requirement to present inception to date information in the statements of income, cash flows, and shareholder equity, and to label the financial statements as those of a development stage entity. ASU 2014-10 also clarifies that the guidance in Accounting Standards Codification ("ASC") Topic 275, "Risks and Uncertainties", is applicable to entities that have not commenced principal operations, and eliminates an exception to the sufficiency-of-equity risk criterion for development stage entities, and will require all reporting entities that have an interest in development stage enterprises to apply consistent consolidation guidance for variable interest entities. ASU 2014-10 is effective for all annual reporting periods beginning after December 15, 2014, with early adoption permitted.

Recently Adopted Accounting Pronouncements

During the period ended December 31, 2014, the Company has elected to early adopt Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

NOTE 3 – PURCHASED INTANGIBLE ASSETS, NET

	As of December 31, 2014
	Gross Carrying Amount	Impairment	Net Carrying Amount
	$	$	$
Unamortized intangible assets

License and distribution rights for Blue Harbour Whiskey brand	75,000	(75,000)	-

Total purchased intangible assets	75,000	(75,000)	-

F-8

On June 30th, 2014 the Company, by directors resolution ratified the pre-incorporation contract signed with New World Distillery, for a license and distribution agreement for the Blue Harbour Whiskey brand. New World Distillery is an Australian whiskey distillery located in Melbourne Australia. The agreement gives the Company an exclusive rights to sell the Blue Harbour Whiskey brand in the Middle East and Europe. The license was purchased for US$75,000, including a royalty of 2% of the net profits of the licensee, which is deductible from the purchase price outstanding. The purchase price is payable on or before July 1st, 2015.

Intangible Asset Impairment Testing

The Company reviews indefinite intangible assets for impairment annually, if events or changes in circumstances indicate that the asset might be impaired. The carrying value of an intangible asset is assessed for impairment when anticipated future undiscounted cash flows from an intangible asset are estimated to be less than its carrying value. The amount of impairment loss recognized is the amount the carrying value exceeds its fair value. The initial determination and subsequent evaluation for impairment of acquired intangible assets requires management to make significant judgments and estimates. Subsequent reversal of a previously recognized impairment loss is prohibited.

The Company purchased the whiskey distribution rights from an Australian Whiskey Distillery, however to date sales consists only of the sale of samples. Due to the decline in forecasted revenue related to the acquired intangible asset, we recorded a $75,000 impairment charge for the 2014 fiscal year.

NOTE 4 – LOAN FROM RELATED PARTY

December 31,
2014
$

Loans from related party	7,413

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

NOTE 5 – OTHER PAYABLES

December 31,
2014
$

New World Whiskey Distilleries (Pty) Ltd - License and Distribution Agreement	75,000

The above payable arose from the acquisition of a License Agreement purchased from New World Whiskey Distillery (Pty) Ltd (an Australian corporation) to sell and distribute Blue Harbour Whiskey in the Middle East and Europe. The payable is unsecured, bears no interest and is repayable on or before July 1st, 2015. As part of the agreement, the Company will pay 2% of any net business profits earned under this license agreement, which will be deducted from the outstanding balance owing.

NOTE 6 – STOCKHOLDER’S DEFICIT

Common Stock

On October 11, 2014, the Company issued 5,000,000 shares of common stock to the director of the Company at a price of $0.0001 per share, for $500 cash.

F-9

NOTE 7 – INCOME TAXES

The provision / (benefit) for income taxes for the period ended December 31, 2014 was as follows (assuming a 15% effective tax rate):

December, 31
2014
$
Current Tax Provision
Federal-
Taxable income
Total current tax provision	-
-

Deferred Tax Provision
Federal-
Loss carry forwards	1,112
Change in valuation allowance	(1,112)
Total deferred tax provision	-

December 31
2014
The Company had deferred income tax assets as of December 31, 2014 as follows:	$

Loss carry forwards	1,112
Less - Valuation allowance	(1,112)
-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended December 31, 2014 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2014, the Company had approximately $7,410 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2034.

The Corporation did not identify any material uncertain tax positions. The Corporation did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Corporation are subject to examination by the IRS, generally for three years after they are filed.

NOTE 8 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following entities have been identified as related parties :

Zur Dagon	- Director and greater than 10% stockholder

The following transactions were carried out with related parties:

December 31,
2014
$
Balance sheet:
Loan from related party - Director	7,413

From time to time, the president and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

F-10

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Spirit in connection with registering the sale of the common stock. Spirit has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the minimum proceeds are raised.

Legal and Professional Fees	$5,000
Accounting Fees	$3,500
Edgar Fees	$800

Total:	$9,300

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Spirit’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Spirit indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Spirit request as an officer or director. Spirit may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Spirit’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Spirit shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Spirit shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of Spirit or is or was serving at the request of Spirit as a director, officer, employee or agent of Spirit, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Spirit. Spirit shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Spirit as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

33

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 11, 2014 the Company issued 5,000,000 shares of common stock at $0.0001 par value to Zur Dadon, the Company’s founder, for a $500 equity investment received.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation*
3.2	Bylaws*

5	Opinion of William R. Eilers, Esq.*

23.1	Consent of Independent Auditor*
23.2	Consent of Counsel (See Exhibit 5)*

99	Additional Exhibits

99.1	Subscription Agreement*
99.2	Escrow Agreement*
99.3	License and Distribution Agreement*

* Previously filed with original Registration Statement.

34

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

35

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
v.	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

36

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada on May 5, 2015.

Spirit
(Registrant)

By:	/s/ Zur Dadon
Zur Dadon
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Zur Dadon
Zur Dadon	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	May 5, 2015